UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2019

Bellicum Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36783	20-1450200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2130 W. Holcombe Blvd., Ste. 800 Houston, TX		77030
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 832-384-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BLCM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On December 24, 2019, Bellicum Pharmaceuticals, Inc. (the “Company”) entered into a First Amendment to Loan and Security Agreement (the “Amendment”) with Oxford Finance LLC (the “Collateral Agent”) and the lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) or otherwise party thereto from time to time (the “Lenders”), effective as of December 24, 2019, related to the Company’s Loan and Security Agreement, dated as of December 21, 2017 (the “Loan Agreement”), by and among the Company, the Collateral Agent and the Lenders, in connection with the proposed sale of certain assets of the Company. Pursuant to the Amendment, the Loan Agreement was amended to, among other things: (i) provide for the Collateral Agent’s and the Lenders’ consent to (a) the Company’s entry into an asset purchase agreement relating to the proposed sale of certain of the Company’s assets and (b) the Company’s consummation of such asset sale, provided such sale occurs on or prior to March 31, 2020; (ii) if such asset sale occurs on or prior to March 31, 2020, extend the interest-only period by up to 18 months; (iii) if the proposed asset sale closes on or prior to March 31, 2020, provide for a partial repayment to the Lenders of an amount that equals the vast majority of the proceeds the Company expects to receive at the closing of the asset sale, a portion of which will be applied as partial payment of the Final Payment Percentage (as defined in the Loan Agreement); and (v) if the proposed asset sale occurs on or prior to March 31, 2020, grant the Lenders and the Collateral Agent a security interest in the Company’s intellectual property as of the closing of the asset sale, in each case as set forth in the Amendment. In the event the proposed asset sale does not close on or prior to March 31, 2020, the Amendment provides that the Company, the Collateral Agent and the Lenders shall renegotiate the foregoing terms.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the Agreement. The Company intends to file a copy of the Agreement as an exhibit to its Annual Report on Form 10-K for its fiscal year ending December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bellicum Pharmaceuticals, Inc.

Dated: December 31, 2019	By:	/s/ Richard A. Fair
Richard A. Fair
President and Chief Executive Officer